Exhibit 99

Acreage Holdings Reports Fourth Quarter and Full Year 2021 Financial Results
Consolidated revenue grew 84% to $58.1 million in the fourth quarter and 65% to $188.9 million for the full year
Full year gross margin increased to 51%
Achieved positive Adjusted EBITDA through fiscal 2021, an improvement of $54.1 million over 2020
Secured $150 million credit facility to accelerate optimized strategy
New York, March 10, 2022 - Acreage Holdings, Inc. (“Acreage”) (CSE:ACRG.A.U, ACRG.B.U), (OTCQX: ACRHF, ACRDF), a vertically integrated, multi-state operator of cannabis cultivation and retailing facilities in the U.S., today reported its financial results for the fourth quarter and full year ended December 31, 2021 (“Q4 2021”).
Fourth Quarter 2021 Financial Highlights
•Consolidated revenue was $58.1 million for Q4 2021, an increase of 84% year-over-year and 21% sequentially.
•Gross margin increased to 48% in Q4 2021 from 46% in Q4 2020.
•Adjusted EBITDA* was $8.5 million in Q4 2021, compared to a loss of $(3.5) million in Q4 2020. Adjusted EBITDA* as a percentage of consolidated revenue was 14.6% for the fourth quarter of 2021.
Full Year 2021 Financial Highlights
•Full year consolidated revenue increased 65% to $188.9 million in 2021 compared to $114.5 million in full year 2020.
•Full year gross margin increased to 51% in 2021 compared to 43% in full year 2020.
•Full year adjusted EBITDA* was $24.6 million in 2021, a $54.1 million improvement compared to a loss of $(29.5) million in full year 2020. Adjusted EBITDA* as a percentage of consolidated revenue was 13.0% for the full year 2021.
Fourth Quarter 2021 Operational Highlights
•Expanded the Company’s strategic footprint with the acquisition of market-leading operations in the state of Ohio, including a 70,000 sq. foot cultivation and processing facility and five operating retail stores.
•Increased cultivation capacity output nearly fourfold at the Egg Harbor facility in New Jersey to support the Company’s own retail network and the rapidly growing wholesale market ahead of the launch of adult-use sales.
•Secured a $150 million long-term debt agreement (“Credit Facility”) on attractive terms to repay existing debt, and fund working capital and future capital projects.

Management Commentary
“Throughout 2021 we focused on transforming our business and I am thrilled with the immense progress and success we achieved,” said Peter Caldini, CEO of Acreage. “Our positive results throughout 2021 were the culmination of our focused efforts to drive profitability, strengthen our balance sheet, and accelerate our growth in our core markets. We have accomplished many key priorities in a short period and are well-positioned to build on this momentum throughout 2022.”
Mr. Caldini continued, “Acreage made significant improvements in profitability during 2021, achieving its first quarter of positive EBITDA and then continuing the trajectory of positive EBITDA each subsequent quarter. In addition to the profitability improvements, Acreage strengthened its balance sheet through the sale of operations in Florida, repaid near-term debt obligations, and secured a $150 million credit facility. Lastly, Acreage accelerated growth in our core markets with the opening of a new retail location in New Jersey, the completion of cultivation expansion projects in Pennsylvania, Illinois, and New Jersey, the opening of an edibles kitchen in Massachusetts, and the acquisition of high-quality operations in California, Maine, and Ohio.”
Mr. Caldini concluded, “Over these last twelve months, we have built a solid foundation on which to scale our business in 2022. We will have a full year of operations in Ohio, California, and Maine, and we are very well established in New Jersey, New York, and Connecticut, which have pending adult-use sales that should drive significant growth in 2022 and beyond. 2021 was a great year for Acreage and we have set the stage to extend this success with the right footprint, operations, and team to continue to grow our business and further drive value for our shareholders.”

Q4 2021 Financial Summary
(in thousands)

	Three Months Ended December 31,		YoY% Change	Three Months Ended Sept 30, 2021	QoQ% Change
	2021	2020
Consolidated Revenue	$58,098	$31,506	84%	$48,151	21%
Gross Profit	27,583	14,518	90%	23,803	16%
% of revenue	48%	46%		49%

Total operating expenses	63,210	50,131	26%	30,299	109%
Net operating loss	(35,627)	(35,613)		(6,496)
Not loss attributable to Acreage	(40,351)	(36,895)		(12,297)
Adjusted EBITDA*	8,459	(3,522)		6,497

Total revenue for Q4 2021 was $58.1 million, an increase of $26.6 million or 84% compared to Q4 2020. The year-over-year growth was primarily driven by the acquisitions of Ohio, California, and Maine operations over the past 12 months, the additional revenue available from the completion of expansions at several of our cultivation facilities, coupled with increased demand and production across various states. This revenue growth was somewhat offset by revenue declines due to divestitures and declines within our operations that are being held for sale. Additionally, total revenue for Q4 2021 improved sequentially by $9.9 million or 21% compared to the third quarter of 2021.
Total gross profit for Q4 2021 was $27.6 million, an increase of $13.1 million or 90% compared to Q4 2020. Growth in revenue and efficiencies achieved at Acreage’s production facilities drove the increase in gross profit. Total gross margin increased to 48% in Q4 2021 compared to 46% in the fourth quarter of 2020.
Total operating expenses for Q4 2021 increased by $13.1 million, or 26% to $63.2 million, from Q4 2020. Excluding equity-based compensation expenses, losses and write-downs, impairments, and depreciation and amortization expenses, all of which are non-cash in nature, total operating expenses for Q4 2021 decreased $0.4 million or 2.0% compared to the corresponding period of fiscal 2020. The rate of increase in operating expenditures was significantly lower than the rate of increase in revenues and is due to Acreage’s expanded operations through growth and acquisitions.
Consolidated EBITDA* for the fourth quarter of 2021 was a loss of $(32.9) million, which was an improvement compared to a consolidated EBITDA* loss of $(36.7) million in the previous year's comparable period. Adjusted EBITDA* for the fourth quarter of 2021 was $8.5 million, which was a significant improvement compared to Adjusted EBITDA* loss of $(3.5) million in the fourth quarter of 2020 and a sequential improvement from Adjusted EBITDA* of $6.5 million in the third quarter of 2021. Adjusted EBITDA from core operations*, which excludes markets where Acreage has entered into definitive agreements to exit and start-up ventures such as beverages and CBD, was $9.8 million, indicating the Company's core markets are still being negatively impacted by its non-core operations.
Net loss attributable to Acreage for Q4 2021 was $(40.4) million, compared to $(36.9) million in the fourth quarter of 2020. Revenue growth, gross margin improvements, operating expense reductions, and net gains on disposal of assets all contributed to the net income improvements and were offset by increases in depreciation and amortization expenses and interest charges.
Balance Sheet and Liquidity
Acreage ended the year with $44.3 million in cash and cash equivalents and restricted cash. During Q4 2021, the Company secured a $150 million Credit Facility with a syndicate of lenders. Under the terms of the Credit Facility, $100 million was available for immediate use and a further $50 million is available in future periods under a committed accordion option once certain, predetermined milestones are achieved. Acreage intends to use the proceeds of the Credit Facility to fund expansion initiatives, repay existing debt, and provide additional working capital. As of December 31, 2021, $75 million was drawn under this facility. The remaining current availability under this facility of $25 million, together with cash and cash equivalents and restricted cash on hand of $44.3 million, provides funding of $69.3 million until December 31, 2022, at which time the Company expects the $50 million committed accordion to also be available.

Earnings Call
Management will host a conference call on Friday, March 11, 2021, at 10:00 a.m. ET to discuss the results in detail.

Webcast:	Click here
Dial-in:	Canada - (833) 950-0062 (toll-free) or (226) 828-7575 (local) US - (844) 200-6205 (toll-free) or (646) 904-5544 (local)
Conference ID:	129591
The webcast will be archived and can be accessed via Acreage’s website at investors.acreageholdings.com.
About Acreage Holdings, Inc.
Acreage is a multi-state operator of cannabis cultivation and retailing facilities in the U.S., including the company’s national retail store brand, The Botanist. With its principal address in New York City, Acreage’s wide range of national and regionally available cannabis products include the award-winning The Botanist brand, the premium brand Superflux in Illinois, Massachusetts, and Ohio, the Tweed brand, the Prime medical brand in Pennsylvania, the Innocent brand in Illinois, and others. Acreage also owns Universal Hemp, LLC, a hemp subsidiary dedicated to the distribution, marketing, and sale of CBD products throughout the U.S. Since its founding in 2011, Acreage has focused on building and scaling operations to create a seamless, consumer-focused, branded experience. Learn more at www.acreageholdings.com and follow us on Twitter, LinkedIn, Instagram, and Facebook.
Forward Looking Statements
This news release and each of the documents referred to herein contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation, respectively. All statements, other than statements of historical fact, included herein are forward-looking information, including, for greater certainty, statements regarding the Amended Arrangement, including the likelihood of completion thereof, the occurrence or waiver of the Triggering Event, the satisfaction or waiver of the closing conditions set out in the Arrangement Agreement and other statements with respect to the proposed transactions with Canopy Growth. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.
Forward-looking statements or information involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of Acreage or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release. Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including, but not limited to financing and liquidity risks, and the risks disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, dated March 25, 2021 and the Company’s other public filings, in each case filed with the SEC on the EDGAR website at www.sec.gov and with Canadian securities regulators and available on the issuer profile of Acreage on SEDAR at www.sedar.com. Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.

Although Acreage believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and Acreage does not undertake any obligation to publicly update such forward-looking information or forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.
Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.
For more information, contact:
Steve Goertz
Chief Financial Officer
investors@acreageholdings.com
Courtney Van Alstyne
MATTIO Communications
ir@mattio.com

US GAAP FINANCIAL HIGHLIGHTS (UNAUDITED)

US GAAP Statements of Financial Position
US$ (thousands)	December 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$43,180	$32,542
Restricted cash	1,098	22,097
Accounts receivable, net	8,202	2,309
Inventory	41,804	23,715
Notes receivable, current	7,104	2,032
Assets held-for-sale	8,952	62,971
Other current assets	2,639	2,354
Total current assets	112,979	148,020

Long-term investments	35,226	34,126
Notes receivable, non-current	27,563	97,901
Capital assets, net	126,797	89,136
Operating lease right-of-use assets	24,598	17,247
Intangible assets, net	119,695	138,983
Goodwill	43,310	31,922
Other non-current assets	1,383	4,718
Total non-current assets	378,572	414,033
TOTAL ASSETS	$491,551	$562,053

LIABILITIES AND MEMBERS’ EQUITY
Accounts payable and accrued liabilities	$23,861	$18,913
Taxes payable	24,572	14,780
Interest payable	1,432	3,504
Operating lease liability, current	2,145	1,492
Debt, current	1,583	27,139
Non-refundable deposits on sale	1,000	750
Liabilities related to assets held-for-sale	1,867	18,154
Other current liabilities	10,333	13,010
Total current liabilities	66,793	97,742

Debt, non-current	169,151	153,318
Operating lease liability, non-current	24,255	16,609
Deferred tax liability	27,082	34,673
Other liabilities	—	2
Total non-current liabilities	220,488	204,602
TOTAL LIABILITIES	287,281	302,344

Members' equity	197,267	241,031
Non-controlling interests	7,003	18,678
TOTAL MEMBERS’ EQUITY	204,270	259,709

TOTAL LIABILITIES AND MEMBERS' EQUITY	$491,551	$562,053

US GAAP Statement Of Operations
US$ (thousands)	Q4'21	Q4'20[1]	FY'21	FY'20[1]
Retail revenue, net	$42,269	$25,018	$127,306	$86,380
Wholesale revenue, net	15,549	6,458	58,183	27,971
Other revenue, net	280	30	3,370	194
Total revenues, net	58,098	31,506	188,859	114,545
Cost of goods sold, retail	(22,364)	(14,014)	(65,776)	(51,018)
Cost of goods sold, wholesale	(8,151)	(2,974)	(27,201)	(14,369)
Total cost of goods sold	(30,515)	(16,988)	(92,977)	(65,387)
Gross profit	27,583	14,518	95,882	49,158

OPERATING EXPENSES
General and administrative	7,233	10,232	32,026	50,469
Compensation expense	13,533	10,963	45,769	41,704
Equity-based compensation expense	2,755	26,696	19,946	92,064
Marketing	652	305	1,643	1,820
Impairments, net	31,398	248	32,828	188,023
Loss on notes receivable	6,143	—	7,869	8,161
(Recovery) write down of assets held-for-sale	—	—	(8,616)	11,003
Loss on legal settlements	50	405	372	14,555
Depreciation and amortization	1,446	1,282	11,116	6,170
Total operating expenses	63,210	50,131	142,953	413,969

Net operating loss	(35,627)	(35,613)	(47,071)	(364,811)

Income (loss) from investments, net	(2,772)	292	(3,549)	98
Interest income from loans receivable	699	1,612	4,824	6,695
Interest expense	(5,891)	(4,748)	(19,964)	(15,853)
Other income (loss), net	2,583	(2,634)	10,408	(3,487)
Total other (loss) income	(5,381)	(5,478)	(8,281)	(12,547)

Loss before income taxes	(41,008)	(41,091)	(55,352)	(377,358)

Income tax (expense) benefit	(6,143)	(4,393)	(17,805)	17,240

Net loss	(47,151)	(45,483.816)	(73,157)	(360,118)

Less: net loss attributable to non-controlling interests	(6,800)	(8,589)	(10,147)	(73,530)

Net loss attributable to Acreage Holdings, Inc.	$(40,351)	$(36,895)	$(63,010)	$(286,588)

Net loss per share attributable to Acreage Holdings, Inc. - basic and diluted:	$(0.38)	$(0.36)	$(0.60)	$(2.92)

Weighted average shares outstanding - basic and diluted	106,758	101,094	105,087	97,981
(1) Includes a revision to correct net loss per share attributable to Acreage Holdings, Inc. and weighted average shares outstanding related to Q4'20 and FY'20.

*NON-GAAP MEASURES, RECONCILIATION AND DISCUSSION (UNAUDITED)
This release includes Adjusted EBITDA, which is a non-GAAP performance measure that we use to supplement our results presented in accordance with U.S. GAAP. The Company uses Adjusted EBITDA to evaluate its actual operating performance and for planning and forecasting future periods. The Company believes that the adjusted results presented provide relevant and useful information for investors because they clarify the Company’s actual operating performance, make it easier to compare our results with those of other companies and allow investors to review performance in the same way as our management. Since these measures are not calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, net loss or our other reported results of operations as reported under U.S. GAAP as indicators of our performance, and they may not be comparable to similarly named measures from other companies.
The Company defines Adjusted EBITDA as net income before interest, income taxes and, depreciation and amortization and excluding the following: (i) income from investments, net (the majority of the Company's investment income relates to remeasurement to fair value of previously-held interests in connection with our roll-up of affiliates, and the Company expects income from investments to be a non-recurring item as its legacy investment holdings diminish), (ii) equity-based compensation expense, (iii) non-cash impairment losses, (iv) transaction costs and (v) other non-recurring expenses (other expenses and income not expected to recur).

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q4'21	Q4'20	FY'21	FY'20
Net loss (GAAP)	$(47,151)	$(45,484)	$(73,157)	$(360,118)
Income tax expense (benefit)	6,143	4,393	$17,805	(17,240)
Interest expense (income), net	5,192	3,136	$15,140	9,158
Depreciation and amortization	2,892	1,282	$14,276	6,170
EBITDA (non-GAAP)*	$(32,924)	$(36,673)	$(25,936)	$(362,030)
Adjusting items:
(Income) loss from investments, net	2,772	(292)	3,549	(98)
Loss on impairment of intangible assets	29,880	248	30,698	188,023
Loss on Sewell facility	(209)	—	2,130	—
Loss on notes receivable	6,143	—	7,869	8,161
Write down of assets held-for-sale	—	—	(8,616)	11,003
Loss on legal settlements	50	405	372	14,555
Gain on business divestiture	(11)	—	(11,802)	—
Equity-based compensation expense	2,755	26,696	19,946	92,064
Transaction costs	—	—	—	3,114
Other non-recurring expenses	3	6,094	6,428	15,701
Adjusted EBITDA (non-GAAP)*	$8,459	$(3,522)	$24,638	$(29,507)

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q4'21	Q4'20	FY'21	FY'20
Net loss attributable to Acreage Holdings, Inc. (GAAP)	$(40,351)	$(36,895)	$(63,010)	$(286,588)
Net loss per share attributable to Acreage Holdings, Inc. (GAAP)	$(0.38)	$(0.36)	$(0.60)	$(2.92)
Adjusting items:(1)
(Income) loss from investments, net	$2,284	$(241)	$2,922	$(79)
Loss on impairment of intangible assets	24,624	205	25,277	151,058
Loss on Sewell facility	(172)	—	1,756	—
Loss on notes receivable	5,062	—	6,479	6,557
Write down of assets held-for-sale	—	—	(7,094)	8,840
Loss from legal settlements	41	334	306	11,693
Gain on business divestiture	(9)	—	(9,718)	—
Equity-based compensation expense	2,270	22,029	16,424	73,964
Transaction costs	—	—	—	2,502
Other non-recurring expenses	2	5,029	5,293	12,614
Tax impact of adjustments above	(571)	322	(6,120)	(30,674)
Total adjustments	$33,531	$27,678	$35,525	$236,475
Adjusted net loss attributable to Acreage Holdings, Inc. (non-GAAP)*	$(6,820)	$(9,217)	$(27,485)	$(50,113)
Adjusted net loss per share attributable to Acreage Holdings, Inc. (non-GAAP)*	$(0.06)	$(0.09)	$(0.26)	$(0.51)
Weighted average shares outstanding - basic and diluted	106,758	101,094	105,087	97,981
Weighted average NCI ownership %	17.59%	17.48%	17.66%	19.66%
(1) Adjusting items have been reduced by the respective non-controlling interest percentage for the period.